Exhibit 99.1
Corillian Corporation Shareholders Approve Merger Agreement with CheckFree
Corporation
PORTLAND, Ore. — April 30, 2007 — Corillian Corporation (Nasdaq: CORI) (“Corillian”) today announced that its shareholders approved the merger agreement entered into as of February 13, 2007 among Corillian, CheckFree Corporation (“CheckFree”) and a wholly owned subsidiary of CheckFree. Under the terms of the merger agreement, CheckFree’s wholly owned subsidiary will merge into Corillian, and Corillian’s shareholders will receive $5.15 in cash, without interest, for each share of Corillian common stock issued and outstanding at the effective time of the merger.
Completion of the merger remains subject to various conditions, including the receipt of regulatory approvals and the satisfaction or waiver of all other closing conditions in accordance with the terms of the merger agreement. Corillian previously announced that on April 12, 2007, CheckFree submitted an additional responsive document required by the pre-merger notification and report form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (“HSR Act”) to the Federal Trade Commission (“FTC”) and Department of Justice (“DOJ”), relating to the proposed acquisition of Corillian by CheckFree. As a result, the HSR Act waiting period recommenced and is now set to expire at 11:59 p.m. on May 14, 2007, unless earlier terminated by federal antitrust authorities, or extended by a request for additional information from such authorities. Corillian continues to anticipate the merger will close in the second calendar quarter of 2007, shortly following the expiration or termination of the antitrust waiting period. However, the timing of the closing may be affected by formal or informal requests, if any, for additional information from the FTC or DOJ.
About Corillian Corporation
Corillian is the market leader of online banking, payment and security solutions to the financial services industry. With 30 of the top 100 U.S. banks and 21 of the top 100 U.S. credit unions as customers, Corillian serves over 35 million online banking end users. Corillian provides the most flexible, scalable and secure set of online banking applications across multiple lines of business, as well as an extensive set of integration solutions to enable seamless connectivity between legacy systems and Web and database applications. Corillian features integrated applications across Consumer Banking, Small Business

Enabling eFinance

Banking, Business and Consumer Payments, Wealth Management, Credit Card Management, and Corporate Cash Management, as well as enterprise wide solutions, including Fraud Detection, Alerts, eStatements, and OFX. Corillian’s fraud prevention solutions use Preemptive Forensics™ to protect web sites from phishers, hackers, and fraudsters. Corillian’s strong authentication solution provides a low-cost solution for multi-factor authentication while maintaining high user satisfaction. Empowered by Corillian solutions, some of the world’s most visionary financial institutions provide their customers with the tools to manage their finances more effectively and securely. For more information about Corillian Corporation, visit the company’s web site at http://www.corillian.com.
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Forward-Looking Statements
This communication contains forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the expiration or termination of the HSR Act waiting period and anticipated closing date of the proposed acquisition. Forward-looking statements relating to expectations about future results or events are based upon information available as of today’s date, and there is no assumed obligation to update any of these statements. The forward-looking statements are not guarantees of future performance, and actual results may vary materially from the results and expectations discussed. For instance, although Corillian and CheckFree have signed an agreement for a subsidiary of CheckFree to merge with and into Corillian, and the agreement has been approved by Corillian’s shareholders, there is no assurance that the parties will complete the proposed merger. The proposed merger may not occur if it is blocked by a governmental agency, or if either Corillian or CheckFree fail to satisfy other conditions to closing. Other risks and uncertainties to which Corillian is subject are discussed in its reports filed with the Securities and Exchange Commission (the “SEC”) under the caption Risk Factors and elsewhere, including, without limitation, its Annual Report on Form 10-K for the year ended December 31, 2006 (filed March 16, 2007), as amended by Corillian’s Amendment to Annual Report on Form 10-K/A (filed April 30, 2007). One or more of these factors have affected, and could affect Corillian’s business and financial results in future periods, and could cause actual results and issues related to the merger transaction to differ materially from plans and projections. Any forward-looking statement is qualified by reference to these risks, uncertainties and factors. Forward-looking statements speak only as of the date of the documents in which they are made. These risks, uncertainties and factors are not exclusive, and Corillian undertakes no obligation to publicly update or review any forward-looking statements to reflect events or circumstances that may arise after the date of this release, except as required by law.
Contact:
Steve Shaw ïCorillian Corp. ï e-mail: sshaw@corillian.com ï Phone: (503) 629-3770